Exhibit 21.1

GAMESTOP CORP.

SUBSIDIARIES

Electronics Boutique Holdings Corp., a Delaware corporation, is a wholly-owned subsidiary of GameStop Corp.

GameStop Holdings Corp., a Delaware corporation, is a wholly-owned subsidiary of Electronics Boutique Holdings Corp.

EB Catalog Company, Inc., a Nevada corporation, is a wholly-owned subsidiary of Electronics Boutique Holdings Corp.

ELBO Inc., a Delaware corporation, is a wholly-owned subsidiary of Electronics Boutique Holdings Corp.

EB International Holdings, Inc., a Delaware corporation, is a wholly-owned subsidiary of Electronics Boutique Holdings Corp.

GameStop, Inc., a Minnesota corporation, is a wholly-owned subsidiary of GameStop Holdings Corp.

Marketing Control Services, Inc., a Virginia corporation, is a wholly-owned subsidiary of GameStop Holdings Corp.

Sunrise Publications, Inc., a Minnesota corporation, is a wholly-owned subsidiary of GameStop, Inc.

GameStop Brands, Inc., a Delaware corporation, is a wholly-owned subsidiary of GameStop, Inc.

GameStop of Texas (GP), LLC, a Delaware limited liability company, is a wholly-owned subsidiary of GameStop, Inc.

GameStop (LP), LLC, a Delaware limited liability company, is a wholly-owned subsidiary of GameStop, Inc.

GameStop Texas LP, a Texas limited partnership, is a 1% owned subsidiary of GameStop of Texas (GP), LLC and a 99% owned subsidiary of GameStop (LP), LLC

GameStop Group Limited, an Ireland company, is a 51% owned subsidiary of GameStop, Inc.

GameStop Ireland Ltd., an Ireland company, is a wholly-owned subsidiary of GameStop Group Limited

GameStop UK Ltd., a UK company, is a wholly-owned subsidiary of GameStop Group Limited

Gamesworld Distribution Ltd., an Ireland company, is a wholly-owned subsidiary of GameStop Group Limited

Gamesworld.com Ltd., an Ireland company, is a wholly-owned subsidiary of GameStop Group Limited

Electronics Boutique Australia Pty. Ltd., an Australian company, is a wholly-owned subsidiary of EB International Holdings, Inc.

EB WORLD.COM Pty. Ltd., an Australian company, is a wholly-owned subsidiary of Electronics Boutique Australia Pty. Ltd.

EB Luxembourg Holdings Sarl, a Luxembourg company, is a wholly-owned subsidiary of EB International Holdings, Inc.

Electronics Boutique Canada, Inc., a Canadian corporation, is a wholly-owned subsidiary of EB International Holdings, Inc.

GameStop Deutschland GmbH., a German company, is a wholly-owned subsidiary of EB Luxembourg Holdings Sarl.

GameStop Italy Srl, an Italian company, is a wholly-owned subsidiary of EB Luxembourg Holdings Sarl.

Electronics Boutique Denmark ApS., a Danish private company, is a wholly-owned subsidiary of EB Luxembourg Holdings Sarl.

EB Games Sweden AB, a Swedish company, is a wholly-owned subsidiary of EB Luxembourg Holdings Sarl.

EB Games Management Services A, a Swedish company, is a wholly-owned subsidiary of EB Games Sweden AB.

GameStop Schweiz GmbH., a Swiss Company, is a wholly-owned subsidiary of EB Luxembourg Holdings Sarl.

Jump Ordenadores S.L.U., a Spanish company, is a wholly-owned subsidiary of EB Luxembourg Holdings Sarl.

EB Games Trading GmbH, an Austrian company, is a wholly-owned subsidiary of EB Luxembourg Holdings Sarl.

EB Games Finland Oy AB, a Finland company, is a wholly-owned subsidiary of EB Luxembourg Holdings Sarl.

Electronics Boutique Norway AS., a Norwegian private company, is a wholly-owned subsidiary of EB Luxembourg Holdings Sarl.